Exhibit 10.2

EMBARQ CORPORATION 2006 EQUITY INCENTIVE PLAN

FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT

To:	(“you” or the “Participant”)

From:	Embarq Corporation (the “Company”)

Date:	, 200

Notice of Grant

Subject to the Embarq Corporation 2006 Equity Incentive Plan (the “Plan”) and this Restricted Stock Unit Award Agreement, including Attachment A (the “Award Agreement”), the Company is granting to you an award of Restricted Stock Units (“RSUs”) under the Plan (this “Award”). The RSUs are subject to performance adjustment based on the achievement of the Company’s performance goals and will become payable upon your continued employment, as described in Attachment A. The Grant Date, the total number of RSUs, and the Settlement Date for such RSUs, respectively, are as follows:

GRANT OF RSUS

Grant Date:	,

Total Number of RSUs:	[1]

	Date:	% of RSUs Settled:

Settlement Date:	,	100%

Because this Award is subject to the Plan and this Award Agreement, you should carefully read the Plan and this Award Agreement to fully understand the terms of this Award. You may view a copy of the Plan on the Company’s intranet at EQIP Home/ Employee Resource Center / Pay / Compensation Programs / Stock-Based Compensation / 2006 Equity Incentive Plan – Plan Document or you may obtain a copy of the Plan by requesting it from the Company. Capitalized terms used in this Award Agreement without definition have the meanings that they have in the Plan or the glossary of terms provided in Attachment A, as applicable. You acknowledge that the Plan Information Statement for the 2006 Equity Incentive Plan dated May 2007 has been made available to you on-line at the location above. The terms of the Plan are incorporated by reference. In the event of any inconsistency between this Award Agreement and the Plan, the Plan governs.

General Terms

This Award Agreement is governed by the laws of the State of Delaware without giving effect to the principles of the conflict of laws to the contrary. This Award Agreement may be modified only by written instrument signed by you and the Company; provided that this Award Agreement is subject to the power of the Board to amend the Plan as provided in the Plan. Neither this Award Agreement, nor the Award, may be transferred, sold, assigned, pledged or otherwise alienated or hypothecated by you in any way other than by will, or by the laws of descent and distribution. By accepting this Award, you acknowledge the authority and discretion of the Board and the Committee with respect to this Award

[1]	Subject to adjustment as provided in Attachment A.

and agree to be bound by the terms and conditions of the Plan. In particular, you acknowledge the authority and discretion of the Board to recover all or any portion of this Award or any compensation paid in connection with this Award in the event of your knowing or intentionally fraudulent illegal conduct that impacts a relevant financial result or operating metric, in accordance with the Compensation Recoupment Policy set forth in the Company’s Corporate Governance Guidelines. Except as specifically provided in this Award Agreement, this Award Agreement binds and will inure to the benefit of the heirs, legal representatives, successors and assigns of the Company and you.

EMBARQ CORPORATION

By:	/s/ Claudia S. Toussaint
Name:	Claudia S. Toussaint
Title:	General Counsel and Corporate Secretary

(Attachment A)

SPECIFIC TERMS OF RSU AWARD

Section	1. Performance Adjustment and Dividend Equivalents.

Subject to the discretion of the Committee, the number of RSUs payable under this Award shall be determined by multiplying that number of RSUs set forth opposite the heading “Total Number of RSUs” on page 1 of this Award Agreement by a payout percentage (from 0% to 200%) based on the Company’s achievement of performance metrics relating to relative Total Shareholder Return and Economic Value Added during the             -            performance measurement period (the “Performance Adjustment”). The Performance Adjustment will be based on results of the performance metrics at the end of              and will be made as soon as practicable after the end of the performance measurement period.

If the Company pays cash dividends on Shares while you hold the RSUs, you will be entitled to a dividend equivalent payment equal to the per share cash dividend paid on Shares multiplied by the number of Shares underlying your RSUs. This dividend equivalent will be paid to you as soon as practicable after the Performance Adjustment date or Settlement Date, as applicable. This dividend equivalent will be calculated by first adjusting your RSUs to reflect any Performance Adjustment and then applying the per share cash dividend rate for each dividend paid on Shares while you held the RSUs (assuming you had been granted the RSUs by the applicable record date for a particular dividend), as adjusted by the Performance Adjustment. After the Performance Adjustment is made, if cash dividends are paid on the underlying Shares, you will receive dividend equivalents for your RSUs held on the dividend record date within 30 days after the cash dividends are paid. If non-cash dividends are paid on the underlying Shares and you hold RSUs on the dividend record date, the vesting and delivery date of the non-cash dividend will be the same as the Settlement Date of the RSUs to which the underlying Shares are attributable.

Section	2. Settlement of RSU Award.

Except as provided below, the Settlement Date for all or a portion of your RSU Award will be the date on which that portion of your Award is settled as indicated in the Settlement Dates section on page 1 of this Agreement. This RSU Award may be settled by delivering to you or your beneficiary, as applicable and in the sole discretion of the Company, either (i) an amount of cash equal to the Fair Market Value of a Share as of the Settlement Date, multiplied by the number of Shares underlying the RSUs held by you (or a specified portion of your RSUs in the event of any partial settlement), or (ii) a number of Shares equal to the whole number of Shares underlying the RSUs then held by you (or a specified portion of your RSUs in the event of any partial settlement). Any remaining fractional Shares underlying your RSUs remaining on the Settlement Date will be distributed to you in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date, multiplied by the remaining underlying fractional Shares. If the Settlement Date is a Saturday, Sunday or any other day which is a holiday of the United States Federal Government (a “Non-Business Day”), then the unsettled RSUs will be settled on the first day that is not a Non-Business Day before the Settlement Date.

Section	3. Effect of Termination of Employment.

If you cease to be an Employee of the Company for any reason, the effect of you ceasing to be an Employee on all or any RSUs which have not otherwise been settled is as provided below.

(a)	Death or Disability. If you cease to be an Employee on account of your death or Disability, all RSUs will be settled as of the date of your death or Disability.

(b)

Retirement. If you cease to be an Employee by reason of your Retirement, to the extent your Termination Date is at least one year after the Grant Date and to the extent your RSUs have not otherwise been settled or cancelled on your Termination Date, a pro rata portion of your RSUs – based on the number of completed months between the Grant Date and the date on which your active employment with the Company is severed and the total number of months in the performance measurement period—will be settled on the Settlement Date, subject to the Performance Adjustment.

(c)	Voluntary Resignation, Involuntary Termination or Termination for Cause. Except as provided in Sections 3(b) and (d), if you cease to be an Employee on account of your Voluntary Resignation, Involuntary Termination or termination for Cause, all RSUs will be cancelled as of your Termination Date and you will no longer have any rights or be eligible to receive any benefits with respect to such cancelled RSUs.

(d)	Change in Control. If (1) a Change in Control occurs before the Settlement Date for all of your RSUs, (2) except as may otherwise be provided in your employment agreement (if any), your employment is terminated in an Involuntary Termination without Cause within one year after the Change in Control, (3) you have held the RSUs for more than one year from the Grant Date, and (4) you have been actively and continuously employed from the Grant Date to the date of the Change in Control, then all of your RSUs which have not otherwise been settled will be settled as of your Termination Date.

Nothing in this Section 3 restricts or otherwise interferes with the Company’s discretion with respect to the termination of your employment with the Company.

GLOSSARY OF TERMS

“Cause” means, unless otherwise provided in the Participant’s employment agreement (if any), the Participant’s (i) willful and continued failure to substantially perform his or her duties, (ii) willfully engaging in conduct that is a serious violation of the Employer’s Principles of Business Conduct, (iii) willfully engaging in conduct that is demonstrably and materially injurious to the Employer or (iv) willful violation of any of the restrictive covenants found in the Embarq Corporation Executive Severance Plan.

“Employer” means the Company or any Affiliate.

“Involuntary Termination” means a termination of the Participant’s employment, initiated by the Employer for any reason other than Cause, Disability or death; or a Good Reason Resignation or refusal to accept a Non-Comparable Position, as those terms are defined in the Embarq Corporation Executive Severance Plan.

“Retirement” means termination of a Participant’s employment if a Participant is entitled to receive payment of pension benefits in accordance with the Company’s defined benefit pension plan immediately after the Participant’s Termination Date.

“Termination Date” means, except as otherwise provided in a Participant’s employment agreement (if any), the later of the date on which the Participant’s active employment with the Employer is severed for any reason, and the date the Participant ceases to receive severance benefits under any applicable plan for the payment of severance benefits by the Employer.

“Voluntary Resignation” means any termination of employment that is not initiated by the Employer, other than Retirement, Disability or death.

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